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                                                                    EXHIBIT 5.2/
                                                                    EXHIBIT 23.3

                           MORGAN, LEWIS & BOCKIUS LLP
                                COUNSELORS AT LAW
                                 101 PARK AVENUE
                             NEW YORK, NY 10178-0060
                                  212-309-6000
                                FAX: 212-309-6273

                                                                  April 23, 1997

PXRE Corporation
399 Thornall Street
14th Floor
Edison, New Jersey  08837

        Re:    Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to PXRE Corporation, a Delaware corporation ("PXRE"), and Sponsor of PXRE Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the Registration Statement on Form S-4 of PXRE and the Trust, as amended to date (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the proposed issuance by the Trust of $100,000,000 aggregate liquidation amount of 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm') (the "New Capital Securities") registered under the Securities Act in exchange for up to $100,000,000 liquidation amount of the Trust's outstanding 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm') (the "Old Capital Securities"); (ii) the proposed issuance by PXRE to the Trust of $103,093,000 aggregate principal amount of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE (the "New Debt Securities"), registered under the Securities Act in exchange for up to $103,093,000 aggregate principal amount of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Old Debt Securities"); and (iii) PXRE's Guarantee of the New Capital Securities registered under the Securities Act in exchange for PXRE's Guarantee of the Old Capital Securities, all as more fully described in the Registration Statement and the prospectus included as part of the Registration Statement.

        The New Capital Securities will be issued under an Amended and Restated Declaration of Trust, dated as of January 29, 1997, among PXRE, as Sponsor, the Administrators thereof, First Union Bank of Delaware, as Delaware Trustee, and First Union National Bank, as Institutional Trustee (the "Amended Declaration"); and the New Debt Securities will be issued under an Indenture, dated as of January 29, 1997, between PXRE and First Union National Bank, as Trustee, as amended by a First Supplemental Indenture, dated as of January 29, 1997, between PXRE and First Union National Bank, as Trustee (the "Indenture").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.







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        In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation, (i) the Registration Statement (including the prospectus included as part of the Registration Statement); (ii) the Restated Certificate of Incorporation of PXRE, as amended to date; (iii) the By-Laws of PXRE, as amended to date; (iv) certain resolutions of the Board of Directors of PXRE, certified by the Secretary of PXRE, relating to the transactions contemplated by the Registration Statement (including the prospectus included as part of the Registration Statement); (v) a specimen certificate evidencing the New Debt Securities; (vi) a specimen certificate evidencing the New Capital Securities; (vii) the Indenture; (viii) the Capital Securities Guarantee Agreement, dated as of January 29, 1997, by PXRE and First Union National Bank, as Guarantee Trustee (the "Guarantee Agreement"); (ix) the Amended Declaration; and (x) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than PXRE, we have assumed that such parties had the power, corporate and other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of PXRE and others and of public officials.

        Based upon and subject to the foregoing, we are of the opinion that:

        (1) PXRE is a corporation duly organized and validly existing under the laws of the State of Delaware.

        (2) The New Debt Securities have been duly authorized by all requisite corporate action of PXRE and, when issued and authenticated in accordance with the terms of the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of the Old Debt Securities as contemplated by the Registration Statement, such New Debt Securities will constitute legal, valid and binding obligations of PXRE entitled to the benefits of the Indenture and enforceable against PXRE in accordance with their terms.

        (3) The Guarantee Agreement has been duly authorized by all requisite corporate action of PXRE and duly delivered, and constitutes a legal, valid and binding obligation of PXRE, enforceable against PXRE in accordance with its terms.

        The opinions set forth in paragraphs 2 and 3 above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, rehabilitation, liquidation, conservatorship, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).







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        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ Morgan, Lewis & Bockius LLP

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